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                                                                    Exhibit 10.8
                                                                    ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

      THIS AGREEMENT is made by and between Synbiotics Corporation, a California corporation ("EMPLOYER"), and Michael K. Green ("EMPLOYEE") as of July 9, 1997.

                                    RECITALS:
                                    --------

      WHEREAS, EMPLOYER and EMPLOYEE wish to set forth in this Agreement the terms and conditions under which EMPLOYEE is to be employed by EMPLOYER.

      NOW, THEREFORE, EMPLOYER and EMPLOYEE, in consideration of the mutual promises set forth herein, agree as follows:

                                    ARTICLE 1
                                    ---------
                                TERM OF AGREEMENT
                                -----------------

      1.1 Term. The term of this Agreement shall commence on the date first
          ----
written above and shall continue until terminated pursuant to Article 6.

                                    ARTICLE 2
                                    ---------
                                EMPLOYMENT DUTIES
                                -----------------

      2.1 Title/Responsibilities. EMPLOYEE shall serve as an employee of
          ----------------------
EMPLOYER and hold the position of Vice President, Finance and Chief Financial Officer of EMPLOYER, having the powers and responsibilities consistent with such position and reporting to EMPLOYER's Chief Executive Officer, all subject to ultimate direction and management of EMPLOYER's Board of Directors. EMPLOYEE shall also perform all duties which from time to time are assigned to him by EMPLOYER's Chief Executive Officer and/or Board of Directors, and shall provide the Chief Executive Officer and/or Board with periodic reports upon request. EMPLOYEE's job location shall be San Diego, California.

      2.2 Full Time Attention. EMPLOYEE shall perform his duties hereunder in a
          -------------------
diligent and professional manner and devote substantially all of his business time and attention, best efforts, energy and skills to EMPLOYER during the time he is employed hereunder as Vice President, Finance and Chief Financial Officer of EMPLOYER. During the term of this Agreement EMPLOYEE shall not without the express consent of EMPLOYER's Board of Directors serve or act as a shareholder (except passive holdings of less than 1% of the stock), employee, agent, consultant, officer, director, partner, representative or owner of any other business entity, nor (if it would require more than an insubstantial amount of business time or attention) of any nonprofit entity.

      2.3 Compliance with Rules. EMPLOYEE shall comply with all applicable
          ---------------------
governmental laws, rules and regulations and with all of EMPLOYER's policies, rules and/or regulations applicable to all employees of EMPLOYER.

                                    ARTICLE 3
                                    ---------
                                  COMPENSATION
                                  ------------

      3.1 Base Salary. EMPLOYER shall pay semi-monthly to EMPLOYEE a salary of
          -----------
$140,000 per annum until such time or times as it may discretionarily be raised (but not lowered) upon annual performance/salary review by EMPLOYER's Chief Executive Officer (upon recommendation of its Compensation Committee.

                                      -1-
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      3.2 Additional Compensation (Stock Option). In addition to the salary
          --------------------------------------
provided in Section 3.1, EMPLOYER hereby grants to EMPLOYEE as additional compensation for Employee's services (but not for any capital-raising purposes or in connection with any capital-raising activities), a non-qualified stock option to purchase -0- shares of EMPLOYER Common Stock under EMPLOYER's 1995 Stock Option/Stock Issuance Plan, with an exercise price equal to the Fair Market Value per share of EMPLOYER Common Stock on the date first written above, such option to vest in sixteen equal quarterly installments. It is understood that EMPLOYEE has previously been granted 80,000 stock options.

      3.3 Bonus. In addition to the salary provided in Section 3.1, EMPLOYEE
          -----
shall participate in any executive incentive bonus plan which EMPLOYEE may in its discretion establish for 1998 and future years.

                                    ARTICLE 4
                                    ---------
                                 OTHER BENEFITS
                                 --------------

      4.1 Fringe Benefits. EMPLOYEE shall be entitled during the term of his
          ---------------
employment under this Agreement to all other fringe benefits made available from time to time by EMPLOYER to its executives generally and/or its employees generally, including without limitation participation in EMPLOYER's 401(k) plan and group health insurance plan.

      4.2 Expenses. EMPLOYER shall reimburse EMPLOYEE, not less often than
          --------
monthly, for reasonable out-of-pocket business expenses incurred by EMPLOYEE in the course of his duties hereunder upon submission by EMPLOYEE of appropriate expense account reports and substantiating receipts.

      4.3 Vacation. EMPLOYEE shall be entitled to five (5) weeks paid vacation
          --------
per full year of service, in accordance with and subject to Employer's vacation accrual plan and policies. EMPLOYEE acknowledges the "cap" on vacation accruals set forth in such plan and policies.

                                    ARTICLE 5
                                    ---------
                                FORMER EMPLOYMENT
                                -----------------

      5.1 No Conflict. EMPLOYEE represents and warrants that the execution and
          -----------
delivery by him of this Agreement, his employment by EMPLOYER and his performance of duties under this Agreement will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligation.

      5.2 No Use of Prior Confidential Information. EMPLOYEE will not
          ----------------------------------------
intentionally disclose to EMPLOYER or use on its behalf any confidential information belonging to any of his former employers, but during his employment by EMPLOYER he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.

                                    ARTICLE 6
                                    ---------
                                   TERMINATION
                                   -----------

      6.1 Term. This Agreement (including EMPLOYEE'S employment) shall continue
          ----
until terminated by either EMPLOYER or EMPLOYEE. Such termination (including termination of Employee's employment) shall be effected by written notification and may be affected at any time, with or without Cause, for any reason or no reason.

      6.2 Severance. If this Agreement and/or Employee's employment is
          ---------
terminated as a result of Cause, EMPLOYEE shall be entitled to no severance pay. If this Agreement and/or EMPLOYEE's employment is terminated other than for Cause, EMPLOYEE shall be entitled to six (6) month's severance pay.

      Furthermore, if EMPLOYEE is terminated (other than for Cause) in connection with an acquisition of EMPLOYER, EMPLOYEE shall be entitled to additional severance pay of six (6) months' salary at EMPLOYEE's then base salary rate (as well as the severance pay described in the previous paragraph) and all of Employee's then unvested EMPLOYER stock options shall immediately become fully vested.

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      "Cause" shall be defined to mean:

           (a) Death;

           (b) Voluntary resignation (other than because of a material breach by EMPLOYER of its obligations under this Agreement, or reassignment of EMPLOYEE to a location outside of San Diego County);

           (c) EMPLOYEE's repudiation of this Agreement;

           (d) Permanent disability (defined as EMPLOYEE's inability to perform, with or without reasonable accommodation, the essential functions of his position for any 50 business days -- exclusive of vacation days taken -- within any continuous period of 200 days by reason of physical or mental illness or incapacity);

           (e) EMPLOYEE being formally charged with the commission of a felony, or being convicted of a misdemeanor involving moral turpitude;

           (f) EMPLOYEE's demonstrable fraud or dishonesty;

           (g) EMPLOYEE's use of alcohol, drugs or any illegal substance in such a manner as to interfere with the performance of his duties under this Agreement;

           (h) EMPLOYEE's intentional, reckless or grossly negligent action materially detrimental to the best interest of the EMPLOYER, including any misappropriation or unauthorized use of Employer's property or improper use or disclosure of confidential information (but excluding any good faith exercise of business judgment);

           (i) EMPLOYEE's intentional failure to perform material duties under this Agreement if such failure has continued for 15 days after EMPLOYEE has been notified in writing by EMPLOYER of the nature of EMPLOYEE's failure to perform;

           (j) Employee's chronic absence from work for reasons other than illness or permitted vacation; or

           (k) EMPLOYEE's violation of policies in EMPLOYER's official Employee Handbook, as it may be amended from time to time.

      Termination for Cause shall be without prejudice to any other right or remedy to which EMPLOYER may be entitled at law, in equity, or under this Agreement.

                                    ARTICLE 7
                                    ---------
                                   ARBITRATION
                                   -----------

      7.1 Final and Binding Arbitration. Any controversy, claim or dispute
          -----------------------------
between (a) a party to this Agreement, on the one hand, and (b) the other party to this Agreement and/or such second party's parents, subsidiaries or affiliates and/or any of their directors, officers, employees, agents, successors, assigns, heirs, executors, administrators, or legal representatives, on the other hand, arising out of, in connection with, or in relation to (t) the interpretation, validity, performance or breach of this Agreement, (u) EMPLOYEE's stock options and the underlying shares, (v) Employee's employment by EMPLOYER, (w) any termination of such employment, (x) any actions during or with respect to EMPLOYEE's work for EMPLOYER, (y) any claims for breach of contract, tort, or breach of the covenant of good faith and fair dealing, or (z) any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of EMPLOYEE's employment with EMPLOYER or its termination, shall, at the request of either party, be resolved to the exclusion of a court of law by binding arbitration in San Diego, California, in accordance with Exhibit A hereto. Each of EMPLOYEE and EMPLOYER understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The only claims not covered by this Section 7.1 are claims for benefits under the
            ---
workers'

                                      -3-
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compensation laws, claims for unemployment insurance benefits, and matters within the jurisdiction of the California Labor Commissioner, which will be resolved pursuant to those laws.

                                    ARTICLE 8
                                    ---------
                               GENERAL PROVISIONS
                               ------------------

      8.1 Governing Law. This Agreement and the rights of the parties thereunder
          -------------
shall be governed by and interpreted under California law.

      8.2 Assignment. EMPLOYEE may not delegate, assign, pledge or encumber his
          ----------
rights or obligations under this Agreement or any part thereof

      8.3 Notice. Any notice required or permitted to be given under this
          ------
Agreement shall be sufficient if it is in writing and is sent by registered or certified mail, postage prepaid, or personally delivered, to the following addresses, or to such other addresses as either party shall specify by giving notice under this section:

          TO EMPLOYER:      Chief Executive Officer, Synbiotics Corporation
                            11011 Via Frontera
                            San Diego, CA 92127

          Copy to:          Hayden J. Trubitt
                            Brobeck, Phleger & Harrison LLP
                            550 West C Street, Suite 1300
                            San Diego, CA 92101

          TO EMPLOYEE:      Michael K. Green
                            c/o Synbiotics Corporation
                            11011 Via Frontera
                            San Diego, CA 92127

      8.4 Amendment. This Agreement may be waived, amended or supplemented only
          ---------
by an express writing signed by both of the parties hereto. To be valid, EMPLOYER's signature must be by a person specially authorized by EMPLOYER's Board of Directors to sign such particular document.

      8.5 Waiver. No waiver of any provision of this Agreement shall be binding
          ------
unless and until set forth expressly in writing and signed by the waiving party. To be valid, EMPLOYER's signature must be by a person specially authorized by EMPLOYER's Board of Directors to sign such particular document. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

      8.6 Severability. All provisions contained herein are severable and in the
          ------------
event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

      8.7 Headings. Article and section headings are inserted herein for
          --------
convenience of reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this Agreement.

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      8.8 Drafting Party. The provisions of this Agreement have been prepared,
          --------------
examined, negotiated and revised by each party hereto, and no implication shall be drawn and no provision shall be construed against either party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

      8.9 No Outside Representations. No r(-,presentation, warranty, condition,
          --------------------------
promise, understanding or agreement of any kind with respect to the subject matter hereof has been made by either party, nor shall any such be relied upon by either party, except those contained herein. There were no inducements to enter into this Agreement, except for what is expressly set forth in this Agreement.

      8.10 Entire Agreement. This Agreement, together with EMPLOYER's standard
           ----------------
Proprietary Information and Inventions Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). Each party acknowledges, represents and warrants that he or it has not relied on any representation, agreement, understanding, arrangement or commitment which has not been expressly set forth in this Agreement. Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties. The parties specifically intend that the literal words of this Agreement shall, alone, conclusively determine all questions concerning the parties' intent.

IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement in San Diego, California as of the date first written above.

                                        SYNBIOTICS CORPORATION

                                        /s/ Kenneth M. Cohen
                                        --------------------
                                        Kenneth M. Cohen,
                                        President and Chief Executive Officer


                                        /s/ Michael K. Green
                                        --------------------
                                        Michael K. Green

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                                    EXHIBIT A
                                    ---------
                             ARBITRATION PROCEDURES
                             ----------------------

      1. Agreement to Arbitrate
         ----------------------

      In the event that there is any dispute relating to, regarding or arising in connection with EMPLOYEE's employment with EMPLOYER which cannot be resolved through direct discussion or mediation, regardless of the kind or type of dispute (excluding claims for workers' compensation, unemployment insurance or any matters within the jurisdiction of the California Labor Commissioner), all such disputes shall be submitted exclusively to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act or, if inapplicable, the Uniform Arbitration Act (California Code of Civil Procedure ss. 1280 et seq.), upon request submitted in writing to the President within one year from the date the dispute first arose, or within one year of the date of termination of employment, whichever occurs first. This procedure shall be the exclusive method for resolving all claims relating to the termination of EMPLOYEE's employment, including but not limited to any alleged violations of federal, state and/or local statutes; all claims based upon any purported breach of duty arising in contract or tort, including but not limited to breach of contract, breach of the covenant of good faith and fair dealing, or violation of public policy; and any other alleged violation of an employee's statutory, contractual or common law rights.

      Any failure to request arbitration in accordance with the foregoing provisions shall constitute a waiver of all rights to raise or present any claims in any form, in any forum, arising out of any dispute that was subject to arbitration.

      2. Selection of Arbitrator
         -----------------------

      All disputes subject to arbitration will be resolved by a single arbitrator selected from a list provided by the California Mediation and Conciliation Service from its Employment Arbitration Panel. The parties shall select the arbitrator by alternately striking names from the list, and the last name remaining on the list shall be the arbitrator selected to resolve the dispute. The arbitrator must be selected within thirty (30) days of receipt of the written request for arbitration. The arbitration hearing shall be held in San Diego, California, at a neutral location selected by the parties or, in the event the parties are unable to agree, at a location designated by the arbitrator.

      3. Authority of Arbitrator
         -----------------------

      The arbitrator shall only be authorized to exercise the powers specifically enumerated by this procedure and to decide the dispute in accordance with governing principles of law and equity. The arbitrator shall have no authority to modify the powers granted by the terms of this procedure or to modify the terms of the employee handbook, except as required by law. The arbitrator shall have the authority to rule on motions by the parties, to issue protective orders upon motion of any party or third party, and to determine only the disputes submitted by the parties based upon the grounds presented. Any dispute or argument not presented by the parties is outside the scope of the arbitrator's jurisdiction and any award invoking such disputes or arguments is subject to a motion to vacate; provided, however, the arbitrator shall have exclusive authority to resolve any dispute relating to the validity, interpretation and enforcement of these arbitration procedures.

      4. Discovery
         ---------

      The arbitrator shall have the power, in addition to determining the merits of the dispute submitted, to permit discovery regarding the subject matter of arbitration and to enforce the rights, remedies, procedures, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as may be imposed in like circumstances by a Superior Court under the California Code of Civil Procedure. All discovery must be completed thirty (30) days prior to the date set for the arbitration hearing.

      5. Hearing Procedure
         -----------------

      The issue(s) submitted to the arbitrator must be set forth in the request for arbitration. The arbitrator shall have no authority to frame the statement of the issue(s). Unless otherwise agreed by the parties, the arbitration hearing shall be governed by the formal rules of evidence contained in the California Evidence Code. The parties shall mutually agree on the

                                      A-1
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number of days required for hearing. The hearing shall be recorded and transcribed verbatim by a certified shorthand reporter. Each party shall bear its own costs with respect to a copy of the transcript of the hearing; however, the parties shall each be responsible for one-half the cost of the court reporter's fee and the arbitrator's copy of the hearing transcript.

      6. Post-Hearing Procedure
         ----------------------

      Each party shall have the right to present closing argument at the conclusion of all sworn testimony and, in addition to or in lieu of closing argument, either party shall have the right to submit post-hearing briefs. The due date and procedure for exchanging post-hearing briefs shall be mutually agreed upon by the parties or as directed by the arbitrator.

      7. Opinion and Award
         -----------------

      The arbitrator shall issue a written opinion and award within sixty (60) days of closing arguments or the receipt of post-hearing briefs, whichever is later. The arbitration award and opinion shall be signed and dated by the arbitrator and shall decide all issues submitted and set forth the legal principles supporting each aspect of the opinion and award. The arbitrator shall only be permitted to award those remedies in law or equity which are requested by the parties and which are supported by the credible, relevant evidence. The arbitrator shall have no authority to award punitive or exemplary damages under any circumstances or for any reason.

      8. Fees and Costs
         --------------

      Each party shall be responsible for its own attorney's fees, except as provided by law, and for all costs associated with discovery unless otherwise ordered by the arbitrator. Each party shall also be responsible for one-half of the arbitrator's fee and one-half of any costs associated with the facilities for the arbitration hearing.

      9. Severability
         ------------

      In the event that any provision of this procedure is determined by the arbitrator or by a court of competent jurisdiction to be illegal, invalid, or unenforceable to any extent, such term or provision shall be enforced to the extent permissible under law and all remaining terms and provisions hereof shall continue in full force and effect.

                                      A-2